                                                                    Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated June 19, 1999 with respect to the financial statements and schedule of E.piphany, Inc. included in the Final Registration Statement No. 333-82799 (Form S-1), filed with the Securities and Exchange Commission on September 21, 1999, and to all references to our Firm included in this registration statement.


                                       Arthur Andersen LLP


San Jose,  California
November 11, 1999